Press Release

OSS Reports First Quarter 2018 Results: Revenue up 12% to $7.1 Million; Reiterates 2018 Guidance

Escondido, CA – May 8, 2018 – OSS (NASDAQ: OSS), a leading provider of high performance computing systems, reported results for the quarter ended March 31, 2018 and reiterates its guidance for 2018.

Financial Highlights

•	Revenue increased 12% to $7.1 million, a record for a first quarter.
•	$1.9 million of product shipped to ongoing video display server customer.
•	$1.5 million of product shipped under a multi-year military flash array program.
•	Non-GAAP basic and diluted EPS was $(0.04).
•	Raised $19.5 million from the company’s IPO and commenced trading on the Nasdaq Capital Market.

Operational Highlights

•

Introduced new flash storage array based on Ion Accelerator 5.0 release. This new product line provides flexible storage capacity while maintaining the high-bandwidth and low-latency pedigree of Ion Accelerator arrays deployed in hundreds of global installations.

•	Introduced GPUltima-CI composable infrastructure systems, which facilitate rapid reconfiguration of GPU compute and storage resources in mixed workload datacenters.
•	Shipped first-production units of new GPU compute accelerator with eight NVIDIA SXM-2 Volta GPUs. This product represents the first SXM-2-based GPU expansion system on the market today.
•	Won new OEM design-in for medical imaging system and shipped first custom servers.
•	Received proof-of-concept order for compute accelerator to be used in a military surveillance aircraft.

Q1 2018 Financial Summary
Revenue increased 12.4% to $7.1 million from $6.3 million in the first quarter of 2017. The increase was primarily driven by organic growth of $459,000 or 7.3 percentage points of the 12.4% increase. The acquisition of the Ion business in July 2017 added $204,000 or 3.2 percentage points of the increase. SkyScale, launched in April 2017, contributed $121,000 or 1.9 percentage points of the increase.

Gross margin decreased to 31.1% of revenue, as compared to 32.5% in the year-ago quarter. The decrease in gross margin was primarily attributed to an increase in inventory reserves. Exclusive of the inventory reserve adjustment, gross margin was approximately 35.0% in the first quarter of 2018.

Operating expenses increased to $2.9 million or 41% of revenue as compared to $1.9 million or 30% of revenue in first quarter of 2017. G&A expense increased primarily due to increased third-party service costs associated with being a public company. SkyScale contributed $158,000 of the overall increase in G&A, of which $90,000 was attributed to a reserve for bad debt. Marketing and selling expense primarily increased due to increases in third-party commissions and employee related costs. R&D increased primarily due to inclusion of the Ion software development team costs of $300,000.

Net loss attributable to common stockholders on a GAAP basis was $794,000 or $(0.08) per basic and diluted share, as compared to net income attributable to common stockholders on a GAAP basis of $79,000 or $0.01 per basic and diluted share in in the first quarter of 2017.

On a non-GAAP basis, net loss attributable to common stockholders was $443,000 or $(0.04) per basic and diluted share, as compared to net income attributable to common stockholders of $248,000 or $0.03 per diluted share in the first quarter of 2017 (see definition of non-GAAP EPS and reconciliation to GAAP, below).

Adjusted EBITDA was negative $237,000, as compared to positive $383,000 in same period in the previous year (see definition of adjusted EBITDA, a non-GAAP term, and reconciliation to GAAP, below).

Cash and cash equivalents totaled $9.1 million at March 31, 2018 as compared to $186,000 at December 31, 2017. The increase is due to the proceeds from the company’s IPO on February 1. All outstanding notes, the balance of the company’s bank line of credit, and a significant portion of accounts payable were paid off from the proceeds, resulting in the company operating debt-free.

Management Commentary

“We achieved a record quarter for Q1, which is historically our slowest quarter of the year,” said Steve Cooper, OSS president and CEO. “We’re excited about our new product introductions during the quarter, as well as a significant design win for a medical imaging application. We’re also excited with the opportunity to deploy our GPU computing solutions into military aircraft.

“In Q1, we shipped additional ground station and airborne versions of our military flash arrays. This moves us one step closer to full product deployment, with production ramp up beginning in Q3. These developments set the stage for strong revenue growth this year and for years to come.”

2018 Outlook

The company reiterates its outlook for the full year 2018: Revenue, exclusive of any future M&A activity, is expected to range between $36 million and $38 million in 2018, representing an increase of 31% to 38% as compared to 2017.

Revenue growth is not expected to be linear in 2018 due to the timing of shipments related to the company’s military flash array program and other customer demand variances. The company estimates second quarter 2018 revenue between $6.7 million and $6.9 million. Revenue in the third and fourth quarter is expected to increase significantly as the military flash array program enters higher level production. The expected ramp up of military flash array sales is also anticipated to increase gross margins in the third and fourth quarter. Quarterly revenue may fluctuate plus or minus 15% from the company’s plan in any given quarter due to variations in delivery.

Conference Call

OSS management will hold a conference call to discuss these results later today, followed by a question and answer period.

Date: Tuesday, May 8, 2018

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-866-548-4713

International dial-in number: 1-323-794-2093

Conference ID: 1149348

The conference call will be webcast live and available for replay here as well as via a link in the investors section of the company’s website at ir.onestopsystems.com. OSS regularly uses its website to disclose material and non-material information to investors, customers, employees and others interested in the company.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through May 22, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1149348

About One Stop Systems
One Stop Systems, Inc. (OSS) designs and manufactures high performance compute accelerators, flash storage arrays and customized servers for deep learning, AI, defense, finance and entertainment applications. OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe flash cards to build award-winning systems, including many industry firsts, for OEMs and government customers. The company’s innovative hardware and Ion Accelerator Software offers exceptional performance and unparalleled scalability. OSS products are available directly, through global distributors, or via its SkyScale cloud services. For more information, go to www.onestopsystems.com.

About the Use of Non-GAAP Financial Measures

OSS management believes that the use of non-GAAP earnings per share (“non-GAAP EPS”) is helpful to assess the company’s financial performance. Non-GAAP EPS is defined as net (loss) income attributable to common stockholders with an adjustment for amortization of intangible assets, stock-based compensation, and non-cash tax provision divided by the number of weighted average shares outstanding on a basic or diluted basis.

OSS management believes the use of adjusted EBITDA is also helpful to assessing the company’s financial performance. The company defines adjusted EBITDA as income before depreciation and amortization, amortization of deferred gain and debt discount, stock-based compensation expense, interest expense, and the provision for income taxes.

Non-GAAP EPS and adjusted EBITDA are not measurements of financial performance under generally accepted accounting principles in the United States or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as providing an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP EPS and adjusted EBITDA measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, or unusual items. The company’s non-GAAP EPS and adjusted EBITDA are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider non-GAAP EPS or adjusted EBITDA to be substitutes for, or superior to, the information provided by GAAP financial results.

The table below provides a reconciliation of net (loss) income attributable to common shareholders to non-GAAP EPS for the three months ended March 31, 2018 and 2017:

	Three Month Periods ended March 31,
	2018	2017
Net (loss) income attributable to common stockholders	$ (794,419)	$ 79,147
Amortization of intangibles	98,660	99,208
Stock-based compensation expense	35,318	24,626
Non-cash tax provision *	217,124	44,632
Non GAAP (loss) income attributable to common stockholders	$ (443,317)	$ 247,613

Non-GAAP (loss) income attributable to common stockholders:
Basic	$ (0.04)	$ 0.05
Diluted	$ (0.04)	$ 0.03
Weighted average common shares outstanding:
Basic	10,140,459	5,379,141
Diluted	10,140,459	9,757,229

* The company is projecting a tax benefit for the year and therefore is adding back the non-cash tax provision as calculated under GAAP accounting.

The table below provides a reconciliation of net (loss) income attributable to common shareholders to adjusted EBITDA for the three months ended March 31, 2018 and 2017:

	Three Month Periods ended March 31,
	2018	2017
Net (loss) income attributable to common stockholders	$(794,419)	$ 79,147
Depreciation and amortization	253,758	179,044
Amortization of deferred gain	(28,838)	-
Amortization of debt discount	24,830	5,959
Stock-based compensation expense	35,318	24,626
Interest, net	55,661	50,001
Provision for income taxes	217,124	44,632
Adjusted EBITDA	$ (236,566)	$ 383,409

Cautionary Note Regarding Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. Such forward-looking statements include those regarding the company’s 2018 financial outlook and expectations for 2018 revenue growth generated by new products, design wins or M&A activity. The inclusion of such forward-looking statements and others should not be regarded as a representation by OSS that any of its plans will be achieved.

Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation, that the market for our products is developing and may not develop as we expect; our operating results may fluctuate significantly, which would make our future operating results difficult to predict and could cause our operating results to fall below expectations or our guidance; our products are subject to competition, including competition from the customers to whom we sell, and competitive pressures from new and existing companies may harm our business, sales, growth rates, and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products that meet the needs of our customers; our products fulfill specialized needs and functions within the technology industry and such needs or functions may become unnecessary or the characteristics of such needs and functions may shift in such a way as to cause our products to no longer fulfill such needs or functions; new entrants into the our market may harm our competitive position; we rely on a limited number of suppliers to support our manufacturing and design process; if we cannot protect our proprietary design rights and intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; our international sales and operations subject us to additional risks that can adversely affect our operating results and financial condition; if we fail to remedy material weaknesses in our internal controls over financial reporting, we may not be able to accurately report our financial results; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to revise or update this information to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

ONE STOP SYSTEMS, INC. (OSS)

CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited
	March 31,	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$9,126,847	$185,717
Accounts receivable, net	5,213,551	5,192,730
Inventories, net	3,339,761	3,696,330
Prepaid expenses and other current assets	418,969	978,428
Total current assets	18,099,128	10,053,205
Property and equipment, net	1,824,422	1,581,814
Deposits and other	31,215	31,215
Deferred tax assets, net	1,102,465	1,318,447
Goodwill	3,324,128	3,324,128
Intangible assets, net	509,745	608,405
	$24,891,103	$16,917,214
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,101,298	$3,904,613
Accrued expenses and other liabilities	1,460,160	1,933,977
Borrowings on bank line of credit	-	3,334,508
Current portion of related-party notes payable, net of debt discount of $0 and $13,905, respectively	-	136,303
Current portion of note payable, net of debt discount of $0 and $9,932, respectively	-	640,079
Total current liabilities	2,561,458	9,949,480
Related-party notes payable, net of current portion and debt discount of $0 and $579, respectively	-	12,696
Note payable, net of current portion and debt discount of $0 and $414, respectively	-	335,267
Total liabilities	2,561,458	10,297,443
Commitments and contingencies
Stockholders’ equity
Series C preferred stock, no par value, convertible; 2,000,000 shares authorized; 0 and 1,087,006 issued and outstanding respectively; liquidation preference of $1,630,508 in 2017	-	1,604,101
Series B preferred stock, no par value, convertible; 1,500,000 shares authorized; 0 and 1,450,000 issued and outstanding respectively; liquidation preference of $725,000 in 2017	-	697,996
Series A preferred stock, no par value, convertible; 500,000 shares authorized; 0 and 500,000 issued and outstanding respectively; liquidation preference of $125,000 in 2017	-	114,430
Common stock, $0.0001 par value; 50,000,000 shares authorized;12,773,289 and 5,514,917 shares, respectively issued and outstanding, respectively	1,277	551
Additional paid-in capital	22,517,107	3,484,428
Noncontrolling interest	324,257	436,842
Retained (deficit) earnings	(512,996)	281,423
Total stockholders’ equity	22,329,645	6,619,771
	$24,891,103	$16,917,214

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Month Periods ended March 31,
	2018	2017
Net revenue	$7,119,712	$6,336,338
Cost of revenue	4,906,846	4,279,269
Gross margin	2,212,866	2,057,069
Operating expenses:
General and administrative	1,073,048	688,730
Marketing and selling	869,015	607,038
Research and development	972,631	587,454
Total operating expenses	2,914,694	1,883,222
(Loss) income from operations	(701,828)	173,847
Other income (expense):
Interest expense	(55,661)	(50,001)
Other, net	67,609	(67)
Total other income (expense), net	11,948	(50,068)
(Loss) income before provision for income taxes	(689,880)	123,779
Provision for income taxes	217,124	44,632
Net (loss) income	$(907,004)	$79,147
Net loss attributable to noncontrolling interest	$(112,585)	$-
Net (loss) income attributable to common stockholders	$(794,419)	$79,147
Net (loss) income per share attributable to common stockholders:
Basic	$(0.08)	$0.01
Diluted	$(0.08)	$0.01
Weighted average common shares outstanding:
Basic	10,140,459	5,379,141
Diluted	10,140,459	9,757,229

Media Contact:
Katie Rivera
One Stop Systems, Inc.
Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Grant Stude

CMA

Tel (949) 432-7566

Email contact